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                         Mahoning National Bancorp, Inc.
                                    Form 10-Q

                                   Item 6 (a)
                                 Exhibit 10 (l)

                           Supplemental Executive Retirement
                           Plan Between Mahoning National
                           Bank and Gregory L. Ridler; dated
                           December 11, 1995. Originally
                           incorporated by reference in the
                           December 31, 1995, Form 10K Annual
                           Report is refiled in EDGAR format
                           and incorporated by reference in
                           this Form 10-Q


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                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

         THE AGREEMENT, made and entered into this 11th day of December, 1995 by and between The Mahoning National Bank of Youngstown, an association organized under the laws of the United States of America (hereinafter called "Bank"), and Gregory L. Ridler (hereinafter called the "Executive").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Executive has been and continues to be a valued Executive of the Bank, and is now serving the Bank as its President and Chief Executive Officer; and,

         WHEREAS, it is the consensus of the Board of Directors that the Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank and in bringing it to its present status of operating efficiency, and its present position in its field of activity; and,

         WHEREAS, the experience of the Executive, his knowledge of the affairs of the Bank, his reputation and contacts in the industry are so valuable that assurance of his continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure his remaining in the Bank's employment during his lifetime or until the age of retirement; and,

         WHEREAS, it is the desire of the Bank that his services be retained as herein provided; and,

         WHEREAS, the Bank maintains a qualified retirement plan known as The Employees' Retirement Plan of the Mahoning National Bank of Youngstown (the "Qualified Plan") which includes nondiscrimination limitations as imposed under
Section 401(k) and Section 401(m) of the Internal Revenue Code as well as a maximum benefit limitation imposed by Section 402(g), Section 415, and Section 401(a)(17) of the Internal Revenue Code; and

         WHEREAS, the Company adopts this Supplemental Executive Retirement Plan, in part for the purpose of providing additional retirement benefits to Executive in order to compensate Executive for the loss of retirement benefits from the Qualified Plan due to the statutory limitations herein noted; and

         WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay to him or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth:

         ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this agreement under which the Bank will agree to make certain payments to the Executive at retirement or his beneficiary in the event of his premature death while employed by the Bank; and,


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         FURTHERMORE, it is the intent of the parties hereto that this agreement be considered an unfunded arrangement maintained primarily to provide supplemental benefits for the Executive, as a member of a select group of management or highly compensated employees of the Bank for the purposes of the Employee Retirement Income Security Act of 1974, (E.R.I.S.A.):

         NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

I.       EMPLOYMENT

         The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank. Active employment shall include temporary disability not to exceed six months and other "leave of absences" specifically granted by the Board of Directors.

II.      FRINGE BENEFITS

         The salary continuation benefits provided by this agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.

III.     RETIREMENT DATE

         If Executive remains in the continuous employ of the Bank, he shall retire from active employment with the Bank on his sixty-fifth (65th) birthday, (hereinafter "Normal Retirement Date") unless by action of the Board of Directors his period of active employment shall be shortened or extended.

IV.      RETIREMENT BENEFIT AND POSTRETIREMENT DEATH BENEFIT

         Upon Executive's retirement at his Normal Retirement Date, the Bank, commencing with the first day of the month following the date of such retirement, shall pay Executive an annual benefit equal to Ninety-Three Thousand Dollars ($93,000) in equal monthly installments (of l/12 of the annual benefit) for a period of two hundred forty (240) months, provided that if less than two hundred forty (240) such monthly payments have been made prior to the death of the Executive, the Bank shall continue such monthly payments to whomever the Executive shall have designated in a written instrument which is on file with the Bank. until the full number of two hundred forty (240) monthly payments have been made. In the absence of any effective designation of beneficiary, any such amounts


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         becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of his estate.

V.       DEATH BENEFIT PRIOR TO RETIREMENT

         In the event the Executive should die while actively employed by the Bank at any time after the date of this Agreement but prior to his attaining the age of sixty-five (65) years (or such later date as may be agreed upon), the Bank will pay an annual benefit equal to Ninety-Three Thousand Dollars ($93,000) in equal monthly installments (each equal to 1/12 of the annual benefit) for a period of two hundred forty (240) months to such individual or individuals as the Executive may have designated in writing and filed with the Bank. The said monthly payments shall begin the first day of the third month following the month of the death of the Executive. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of his estate. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if it is determined that the Executive's death was caused by suicide on or before December 6, 1997.

VI.      BENEFIT ACCOUNTING

         The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

VII.     VESTING

         Executive's interest in the benefits that are the subject of this Agreement shall be fully vested at all times following the date of this Agreement.

VIII.    EARLY TERMINATION OF EMPLOYMENT

         Except as otherwise provided for in Paragraphs V and XIV hereof, in the event that the employment of the Executive shall terminate, whether voluntary or involuntary, prior to his Normal Retirement Date, then Executive shall be entitled to receive monthly benefit payments, as provided by Paragraph IV of this Agreement, equal to the present value of the benefit in Paragraph IV, calculated using a discount rate of seven percent (7%) per annum.

IX.      PARTICIPATION IN OTHER PLANS

         The benefits provided hereunder shall be in addition to Executive's annual salary as determined by the Board of Directors, and shall not affect the right of Executive to participate in any current or future retirement plan, group insurance, bonuses, or in any


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         supplemental compensation arrangement which constitutes a part of the
         Bank's regular compensation structure.

X.       LUMP SUM OPTION

         If after the retirement of Executive, the capital of the Bank should fall below the minimum required by the Bank's regulatory authority and/or the Bank fails to make a profit in any two (2) successive years, Executive may, at his option, demand that the Bank pay him the balance of the benefits due him in a lump sum. The balance due Executive shall be an amount of money equal to his accrued liability benefit account balance and shall be paid to him by the Bank within thirty (30) days of his demand.

XI.      ALIENABILITY

         It is agreed that neither Executive, nor his spouse, nor any other designee, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable; and, in the event of any attempted assignment or transfer, the Bank shall have no further liability hereunder.

XII.     RESTRICTIONS ON FUNDING

         The Bank shall have no obligation to set aside, earmark, or entrust any fund or money with which to pay its obligations under this Agreement. The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and determine the extent, nature, and method of such funding.

XIII.    GENERAL ASSETS OF THE BANK

        The rights of the Executive under this Agreement and of any beneficiary of the Executive shall be solely those of an unsecured creditor of the Bank. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Executive nor any beneficiary of Executive shall have any right with respect to, or claim against, such policy or other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Executive or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank and Executive or any of his beneficiaries shall not have a greater claim to the insurance policy or other assets, or any interest in either of them, than any other general creditor of the Bank.


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XIV.     CHANGE IN CONTROL

       CHANGE IN CONTROL - "Change in Control" shall result if:

       1. Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of Mahoning National Bancorp, Inc., (hereinafter the "Company") the corporation which owns 100% of the voting stock of the Bank, representing 30% or more of the combined voting power of the Company's then outstanding securities; or

       2. The Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

       3. During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company (including for this purpose any new director whose election, nomination for election, or appointment was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

         Notwithstanding the foregoing, no Trust Department or designated fiduciary or other trustee of such Trust Department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be included or considered. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Corporation or any of its subsidiaries, and no Trustee of any such plan in its capacity as such Trustee, shall be included or considered.

         The Bank agrees that if there is a Change in Control of the Company and Executive's employment is terminated (whether voluntary or involuntary) at anytime thereafter and prior to his Normal Retirement Date, Executive shall be entitled to such monthly benefit payments as are provided by Paragraph VIII hereof, provided however that in the event such termination of employment of Executive occurs after a Change of Control of the Company, the benefits provided to Executive shall be no less than a monthly benefit of Three Thousand Nine Hundred Forty Dollars ($3,940) for two hundred forty (240) months.

XV.      AMENDMENT

         This Agreement may only be amended in whole or in part with the mutual consent of the Executive and the Bank.


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XVI.     NOT A CONTRACT OF EMPLOYMENT

         This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate his employment.

XVII.    HEADINGS

         Headings and subheadings of this Agreement are inserted for reference and convenience only and shall not be deemed a part of this agreement.

XIII.    APPLICABLE LAW

         The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

XIX.     EFFECTIVE DATE

         The effective date of this agreement shall be December 6, 1995.

XX.      CLAIMS PROCEDURE AND ARBITRATION

         In the event that benefits under this Agreement are not paid to the Executive (or his beneficiary in the case of the Executive's death), and such person feels entitled to receive them, a claim shall be made in writing to the Plan Administrator within one hundred eighty (180) days from the date payments are not made. Such claim shall be reviewed by the Plan Administrator and the Bank. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within thirty (30) days setting forth the specific reasons for denial, specific reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

         If a claim is denied and a review is desired, the Executive (or his beneficiary in the case of the Executive's death), shall notify the Plan Administrator in writing within sixty (60) days [and a claim shall be deemed denied if the Plan Administrator does not take any action within the aforesaid thirty (30) day period]. In requesting a review, the Executive or his beneficiary may review this Agreement or any documents relating to it and submit any written issues and comments he or she may feel appropriate. In its sole discretion the Plan Administrator shall then review the claim and provide a written decision within thirty (30) days. This decision likewise shall state the specific provisions of the Agreement on which the decision is based.


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         If after following the claims procedure set forth above, the parties are unable to agree as to whether payments are owing under the terms of this agreement, the parties agree to arbitrate any issue, misunderstanding, disagreement or dispute in connection with the terms in effect in this Agreement in accordance with the Rules of the American Arbitration Association, before one arbitrator mutually agreeable to the parties hereto. If after two weeks Executive (or his beneficiary or personal representative in the case of the death of Executive) determines that Company and Executive have been unable to agree upon one arbitrator, then Executive may appoint one arbitrator and require Company to appoint a second arbitrator. Whereupon, the two appointed arbitrators shall appoint a third arbitrator mutually agreeable to them. The arbitration shall occur in Youngstown, Ohio, or such other place as mutually agreed upon. Company and Executive shall be mutually and equally responsible for the costs and expenses associated with arbitration.

XXI.     NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         For purposes of implementing this claims procedure (but not for any other purpose), The Mahoning National Bank of Youngstown, is hereby designated as the Named Fiduciary and Plan Administrator of Plan Agreement. As Named Fiduciary and Plan Administrator, The Mahoning National Bank of Youngstown shall be responsible for the management, control, and administration of the agreement as established herein. The Bank may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         IN WITNESS WHEREOF, the Bank has caused this Agreement to be signed in its corporate name by its duly authorized officers and Executive hereunto sets his hand, all on the day and year first above written.

                                    THE MAHONING NATIONAL BANK OF
                                    YOUNGSTOWN

 /s/ Sandra L. Douglas              By: /s/ Parker T. McHenry
-----------------------------       -----------------------------------
Sandra L. Douglas                    Parker T. McHenry
Witness                              Its: Executive Vice President

 /s/ Charles J. McCrudden, Jr.      By: /s/ Norman E. Benden, Jr.
-----------------------------       -----------------------------------
Charles J. McCrudden, Jr.            Norman E. Benden, Jr.
Witness                              Its: Senior Vice President and Comptroller

                                    EXECUTIVE

 /s/ Stanley C. Simons               /s/ Gregory L. Ridler
-----------------------------       -----------------------------------
Stanley C. Simons                    Gregory L. Ridler
Witness



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                           Acknowledgment and Guaranty

The undersigned duly authorized officers of Mahoning National Bancorp, Inc., the sole stockholder of The Mahoning National Bank of Youngstown, hereby execute this acknowledgment and Guaranty with the intent to obligate the Company to make the payments provided for in this Agreement if, for any reason, the Bank is unwilling, unable or prohibited by regulation or regulatory action from making such payments.

                                              MAHONING NATIONAL BANCORP, INC

 /s/ Sandra L. Douglas                    By: /s/ Parker T. McHenry
------------------------------               --------------------------------
Sandra L. Douglas                             Parker T. McHenry
Witness                                       Its: Vice President


 /s/ Charles J. McCrudden, Jr.            By: /s/ Norman E. Benden, Jr.
------------------------------               --------------------------------
Charles J. McCrudden, Jr.                     Norman E. Benden, Jr.
Witness                                       Its: Treasurer
                                                  ---------------------------



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DESIGNATION OF BENEFICIARY

         Pursuant to the terms of a Supplemental Executive Retirement Plan, dated December 11, 1995, between myself and The Mahoning National Bank of Youngstown, I hereby designate the following beneficiary(ies) to receive payments which may be due under such Agreement after my death:

Primary Beneficiary:       Mahoning National Bank, Trustee under agreement with
                           Gregory L. Ridler dated January 22, 1985
                           23 Federal Plaza
                           Youngstown, Ohio  44501-0479
----------------------     ------------------------------      ----------------
Name                       Address                             Relationship

SECONDARY BENEFICIARY(IES):

----------------------     ------------------------------      ----------------
Name                       Address                             Relationship

----------------------     ------------------------------      ----------------
Name                       Address                             Relationship

         The Primary Beneficiary named above shall be the designated beneficiary referred to in Paragraphs IV and V of said Agreement if he or she is living at the time a death benefit payment thereunder becomes due and payable, and the Secondary Beneficiary named above shall be the designated beneficiary referred to in Paragraphs IV and V of said Agreement only if he or she is living at the time a death benefit payment becomes payable and the Primary Beneficiary is not then living.

ATTEST:                              Dated:   December 11, 1995
                                           ----------------------------------

 /s/ Sandra L. Douglas                /s/ Gregory L. Ridler
----------------------------         ----------------------------------------
Sandra L. Douglas                     Gregory L. Ridler
Witness                               Executive

                                     Acknowledged by:

 /s/ Charles J. McCrudden, Jr.        /s/ Stanley C. Simons
----------------------------         ----------------------------------------
Charles J. McCrudden, Jr.             Stanley C. Simons
Witness                               Bank Officer (Employee Benefits Officer)